CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-290695 and 333-279472 on Form S-3 and Registration Statement Nos. 333-265504, 333-232485, 333-232330, 333-230890, 333-175900, 333-164697, and 333-144777 on Form S-8 of our report dated March 25, 2025, relating to the consolidated financial statements of GameStop Corp. and subsidiaries (“GameStop”), appearing in the Annual Report on Form 10-K of GameStop for the 52 weeks ended February 1, 2025 and the 53 weeks ended February 3, 2024.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
March 24, 2026